Exhibit 99.2
                                                   Form of Security Agreement


     THIS SECURITY AGREEMENT dated as of _______________ (this "Agreement"), is by and between FIRST MERCHANTS AUTO RECEIVABLES CORPORATION ( ), a Delaware corporation, as depositor (the "Depositor"), and ____________________, a _____________ banking corporation, in its capacities as trustee under the Pooling and Servicing Agreement referred to below (the "Trustee") and as Collateral Agent (as defined below).


                                   RECITALS

     1. First Merchants Auto Trust (199_-_) (the "Trust") is being formed contemporaneously herewith pursuant to a Pooling and Servicing Agreement dated as of _________________ (the "Pooling and Servicing Agreement"), by and among the Depositor, _______________________, as Trustee and Backup Servicer, and First Merchants Acceptance Corporation, as Servicer.

     2. Pursuant to the Pooling and Servicing Agreement, the Depositor is transferring to the Trust all of its right, title and interest in and to the Initial Receivables and certain other assets in exchange for the Certificates.

     3. Upon the sale of the Certificates, the Depositor will apply part of the proceeds thereof to the purchase from First Merchants Acceptance Corporation of the Initial Receivables (in an aggregate principal amount,
as of the Initial Cutoff Date, of $                               ), which
                                   -------------------------------
Initial Receivables will be conveyed to the Trust as of the Closing Date, but will retain the remainder of the proceeds of such sale (in the amount
of $                               ), which will be used to purchase
    -------------------------------
Subsequent Receivables from First Merchants Acceptance Corporation during the Funding Period.


                                  AGREEMENTS

     In consideration of the premises herein set forth, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.

                                 DEFINITIONS

     Section 1.01.  Definitions.  Capitalized terms used and not otherwise
                    -----------
defined in this Agreement (including in the recitals above) shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Account" means the Pre-Funding Account (or the Interest Reserve Account and, when used in the plural, refers to both the Pre-Funding Account and the Interest Reserve Account).

     "Authorized Officer" means (i) with respect to the Trustee or the Collateral Agent, any Vice President or Trust Officer thereof, (ii) with respect to the Servicer, the President or any Vice President thereof and
(iii) with respect to the Depositor, the President or any Vice President thereof.

     "Collateral" has the meaning specified in Section 2.01(a) hereof.

     "Collateral Agent" means, initially, _________________________, in its capacity as collateral agent on behalf of the Trustee with respect to the Pre-Funding Account (and the Interest Reserve Account), including its successors in interest, until a successor Person shall have become the Collateral Agent pursuant to Section 4.05 hereof; and thereafter "Collateral Agent" shall mean such successor Person.

     "Default" means, at any time during the Funding Period, any failure by the Depositor to make payment or render performance when due hereunder.

     ("Interest Reserve Account" means the account designated as such, established and maintained pursuant to Section 3.01.)

     "Pre-Funding Account" means the account designated as such, established and maintained pursuant to Section 3.01.

     "Secured Obligations" means ((i)) the transfer and assignment to the Trustee, for the benefit of the Certificateholders, of Subsequent Receivables having an aggregate Principal Balance, as of their respective Subsequent Cutoff Dates, of $___________ (and (ii) the payment to the Trustee, for distribution to the Certificateholders, of any shortfall that may occur in the Class A Interest Distributable Amount or the Class B Interest Distributable Amount during the Funding Period due to the fact that the Pre-Funded Amount is deposited in the Pre-Funding Account rather than being invested in Receivables on the Closing Date).

     "Secured Party" means the Trustee for the benefit of the Certificateholders.

     "Security Interests" means the security interests and Liens in the Collateral granted pursuant to Section 2.01.

     Section 1.02.  Rules of Interpretation.  (a)  All terms defined in
                    -----------------------
this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

     (b) The words "hereof", "herein", "hereunder" and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof; Article, Section, Schedule and Exhibit references contained herein are references to Articles, Sections, Schedules and Exhibits herein; and the term "including" shall mean "including without limitation".

     (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

     (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                 ARTICLE II.

                                THE COLLATERAL

     Section 2.01.  Grant of Security Interest by the Depositor.  (a)  In
                    -------------------------------------------
order to secure the performance of the Secured Obligations, the Depositor hereby pledges, assigns, grants, transfers, and conveys to the Collateral Agent, on behalf of and for the benefit of the Secured Party, a lien on and security interest in (which lien and security interest is intended to be prior to all other Liens) all of its right, title and interest in and to the following (all being collectively referred to herein as the "Collateral"):

          (i)  the Pre-Funding Account established pursuant to Section
3.01 hereof, including the Pre-Funded Amount deposited thereto on the Closing Date (which initially will equal $_____________), and all additional monies, checks, securities, investments, and other items or documents at any time held in or evidencing the Pre-Funding Account;

          ((ii)     the Interest Reserve Account established pursuant to
Section 3.01 hereof, including the initial deposit thereto by the Depositor of $__________, and all additional monies, checks, securities, investments, and other items or documents at any time held in or evidencing the Interest Reserve Account;)

          (iii) all of the Depositor's right, title and interest in and to investments made with proceeds of the property described in clause(s) (i) (and (ii)) above; and

          (iv) all distributions, revenues, products, substitutions, benefits, profits, and proceeds, in whatever form, of any of the foregoing.

     (b) In order to effectuate the provisions and purposes of this Agreement, including for the purpose of perfecting the security interests granted hereunder, the Depositor represents and warrants that it has, prior to the execution of this Agreement, executed and filed an appropriate Uniform Commercial Code financing statement in the State of ____________ sufficient to assure that the Collateral Agent, as agent for the Secured Party, has a first priority perfected security interest in all Collateral that can be perfected by the filing of a financing statement.

     Section 2.02.  Priority.  The Depositor intends the security
                    --------
interests in favor of the Secured Party to be prior to all other Liens in respect of the Collateral, and the Depositor shall take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Secured Party, a first lien on and a first priority, perfected security interest in the Collateral. Subject to the provisions hereof, the Secured Party shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party under the Uniform Commercial Code and all other applicable laws in addition to, and not in limitation of, the other rights, remedies and recourse granted to the Secured Party by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Collateral.

     Section 2.03.  Depositor Remains Liable.  The Security Interests are
                    ------------------------
granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Depositor from, any obligation to perform or satisfy every term, covenant, condition or agreement to be performed or satisfied by the Depositor under or in connection with this Agreement, the Pooling and Servicing Agreement or the Transfer Agreement or (ii) impose any obligation on the Secured Party or the Collateral Agent to perform or observe any such term, covenant, condition or agreement, or impose any liability on the Secured Party or the Collateral Agent for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein or in the Pooling and Servicing Agreement or the Transfer Agreement.

     Section 2.04.  Maintenance of Collateral.  The Collateral Agent
                    -------------------------
agrees to maintain the Collateral received by it (or evidence thereof, in the case of book-entry securities in the name of the Collateral Agent) and all records and documents relating thereto at the office of the Collateral Agent specified in Section 7.06. The Collateral Agent shall keep all Collateral and related documentation in its possession separate and apart from all other property that it holds in its possession and from its own general assets and shall maintain accurate records pertaining to the Eligible Investments and the Accounts included in the Collateral in such a manner as shall enable the Depositor and the Secured Party to verify the accuracy of such record-keeping. The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent as agent of the Secured Party and is not the property of the Collateral Agent. The Collateral Agent promptly shall report to the Secured Party and the Depositor any failure on its part to hold the Collateral as provided in this Section 2.04(a) and promptly shall take appropriate action to remedy any such failure.

     Section 2.05.  Termination and Release of Rights.  Upon the
                    ---------------------------------
occurrence of (i) the termination of the Funding Period, (ii) the application in full of the Pre-Funded Amount (A) to the purchase of Subsequent Receivables, which shall have been transferred and assigned by the Depositor to the Trust, and (B) the distribution of any remaining portion of the Pre-Funded Amount as a prepayment of principal to the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement (and (iii) the payment to the Trustee, for distribution to the Certificateholders, of any shortfall occurring in the Class A Interest Distributable Amount or the Class B Interest Distributable Amount as a result of the deposit of the Pre-Funded Amount to the Pre-Funding Account), the rights, remedies, powers, duties, authority, and obligations conferred upon the Secured Party pursuant to this Agreement in respect of the Collateral shall terminate and be of no further force and effect, and all rights, remedies, powers, duties, authority, and obligations of the Secured Party with respect to such Collateral shall be automatically released. The Collateral Agent in such event agrees to execute and deliver, at the expense of the Depositor, such instruments as the Depositor may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Secured Party.

     Section 2.06.  Non-Recourse Obligations of Depositor.
                    -------------------------------------
Notwithstanding anything herein or in the Pooling and Servicing Agreement or the Transfer Agreement to the contrary, the parties hereto agree that the obligations of the Depositor hereunder (without limiting the obligation to apply distributions from the Accounts hereunder in accordance with Section 3.03) shall be recourse only to the extent of the Collateral available hereunder. Nothing contained herein shall be deemed to limit the rights of the Certificateholders under the Pooling and Servicing Agreement or the Transfer Agreement.


                                 ARTICLE III.

                                 THE ACCOUNTS

     Section 3.01.  Establishment of Accounts; Initial Deposits into
                    ------------------------------------------------
Accounts.  (a)  On or prior to the Closing Date, the Collateral Agent
- --------
shall establish, in its name and at its office or at another depository institution or trust company, (an) (separate) Eligible Deposit Account(s), designated (respectively) as the "Pre-Funding Account -- First Merchants Auto Trust (199_-_) -- ________________________, as Collateral Agent for
the Trustee and Holders of the      % Asset Backed Certificates, Class A
                               -----
and the ___% Asset Backed Certificates, Class B" (such account being the "Pre-Funding Account") (and the "Interest Reserve Account -- First Merchants Auto Trust (199_-_) -- ___________________________, as
Collateral Agent for the Trustee and Holders of the      % Asset Backed
                                                    -----
Certificates, Class A and the ___% Asset Backed Certificates, Class B" (such account being the "Interest Reserve Account")). All Accounts established under this Agreement shall be maintained at the same depository institution (which depository institution may be changed from time to time in accordance with this Agreement).

     (b) No withdrawals may be made of funds in any Account except as provided in Section 3.03 of this Agreement. Except as specifically provided in this Agreement, funds in any Account shall not be commingled with funds in any other account or accounts established with respect to the Certificates, any other series of securities or with any other moneys. All moneys deposited from time to time in such Account and all investments made with such moneys shall be held by the Collateral Agent as part of the Collateral hereunder.

     (c) On the Closing Date, the Collateral Agent shall deposit the initial Pre-Funded Amount received from the Depositor into the Pre-Funding Account (and shall deposit the amounts received from the Depositor for deposit to the Interest Reserve Account into the Interest Reserve
Account).

     (d) Each Account shall be separate from the Trust and amounts on deposit therein shall not constitute a part of the assets of the Trust. The Accounts shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Depositor, the Servicer or the Trust. All income or loss on investments of funds in an Account shall be reported by the Depositor as taxable income or loss of the Depositor.

     Section 3.02.  Investments.  (a)  Funds that may at any time be held
                    -----------
in the Account shall be invested and reinvested by the Collateral Agent, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Depositor or its designee received by the Collateral Agent by 1:00 P.M. New York City time on the business day prior to the date on which such investment shall be made, in one or more Eligible Investments. If no written direction with respect to any portion of such Account is received by the Collateral Agent, the Collateral Agent shall invest such funds overnight in Eligible Investments selected by the Collateral Agent, and the Collateral Agent shall not be liable for any loss or absence of income resulting from such investment.

     (b) Each investment made pursuant to this Section 3.02 on any date shall mature not later than the business day immediately preceding a Subsequent Transfer Date or, if later, the end of the Funding Period; provided that any investment of funds held in the Account in any investment as to which the Collateral Agent in its individual capacity is the obligor (including any repurchase agreement on which the Collateral Agent in its commercial capacity is liable as principal) may mature upon the succeeding Subsequent Transfer Date or end of the Funding Period, as the case may be, rather than on the business day immediately preceding such dates.

     (c) Subject to the other provisions hereof, the Collateral Agent shall have sole control over each Eligible Investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent.

     (d) If amounts on deposit in the Account are at any time invested in an Eligible Investment payable on demand, the Collateral Agent shall, consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment is permitted to mature under the provisions hereof.

     (e) Subject to Section 4.03, the Collateral Agent shall not be liable by reason of any insufficiency in any Account resulting from any loss on an Eligible Investment included therein except for losses attributable to the Collateral Agent's failure to make payments on Eligible Investments as to which the Collateral Agent, in its commercial capacity, is obligated.

     Section 3.03.  Distributions from Accounts.  ((a))  All investment
                    ---------------------------
earnings realized in respect of amounts in the Pre-Funding Account shall be deposited when and as received in the (Collection Account) (Interest Reserve Account), such that the Pre-Funded Amount shall never exceed the amount initially deposited into the Pre-Funding Account on the Closing Date. Following receipt, at any time during the Funding Period, from the Depositor of an Addition Notice and a written demand for a disbursement of funds from the Pre-Funding Account (which written demand must be delivered not later than one business day prior to the requested date of funding), the Collateral Agent shall disburse the amount demanded from the Pre-Funding Account to First Merchants Acceptance Corporation upon the order of the Depositor for the purpose of purchasing Subsequent Receivables from First Merchants Acceptance Corporation. Any Pre-Funded Amount remaining on deposit in the Pre-Funding Account on the date on which the Funding Period ends shall be transferred immediately by the Collateral Agent to the Trustee for deposit into the Collection Account, provided that a timely written demand for funding as described in the preceding sentence has not been received requesting funding on such date.

     ((b) The Collateral Agent shall disburse amounts on deposit in the Interest Reserve Account to the Trustee immediately upon receipt of the Trustee's written demand therefor pursuant to Section ____ of the Pooling and Servicing Agreement, in the amount specified in such demand. In the event that (i) the Funding Period has terminated, (ii) the Pre-Funded Amount has been disbursed, (iii) a Distribution Date has elapsed following the occurrence of both (i) and (ii), and (iv) all amounts referred to in clause (ii) have been applied in accordance with the Pooling and Servicing Agreement, then any amounts remaining in the Interest Reserve Account shall be distributed to the Depositor free and clear of the Lien and security interest established hereunder.)

     Section 3.04.  General Provisions Regarding Accounts.  (a)  Promptly
                    -------------------------------------
upon the establishment (initially or upon any relocation) of an Account hereunder, the Collateral Agent shall advise the Depositor in writing of the name and address of the depository institution or trust company where such Account has been established (if not ______________________ or any successor Collateral Agent in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing such Account, the account number and the individuals whose names appear on the signature cards for such Account. The Collateral Agent shall cause each such depository institution or trust company to execute a written agreement waiving, and the Collateral Agent by its execution of this Agreement hereby waives (except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien and (ii) any right of set-off or other similar right under applicable law with respect to such Account and any other Account and agreeing, and the Collateral Agent by its execution of this Agreement hereby agrees, to notify the Depositor and the Secured Party of any charge or claim against or with respect to such Account. The Collateral Agent shall give the Depositor and the Secured Party at least ten business days' prior written notice of any change in the location of an Account or in any related account information.

     (b) Upon the written request of the Depositor, the Collateral Agent shall cause the depository institution at which the Accounts are located to forward to the Depositor, at the Depositor's expense, copies of all monthly account statements for the Accounts.

     (c) If at any time an Account ceases to be an Eligible Deposit Account, the Collateral Agent shall establish within ______ business days of such determination, in accordance with Section 3.01, a successor Account thereto, which shall be an Eligible Deposit Account, at another depository institution acceptable to the Secured Party.

     Section 3.05.  Reports by the Collateral Agent.  The Collateral Agent
                    -------------------------------
shall report to the Depositor, the Trustee and the Servicer on a monthly basis no later than each Distribution Date with respect to the amount on deposit in each Account and the identity of the investments included therein as of the last day of the related Collection Period, and shall provide accountings of deposits into and withdrawals from the Accounts and of the investments held therein, upon the request of the Servicer, the Depositor or the Trustee.


                                 ARTICLE IV.

                               COLLATERAL AGENT

     Section 4.01.  Appointment and Powers.  Subject to the terms and
                    ----------------------
conditions hereof, the Depositor hereby appoints _____________________________ as the Collateral Agent with respect to the Collateral, and _____________________________ hereby accepts such appointment and agrees to act as Collateral Agent with respect to the Collateral for the Secured Party, to maintain custody and possession of the Collateral (except as otherwise provided hereunder) and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement. The Secured Party hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Secured Party may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers, and privileges as are reasonably incidental thereto. The Collateral Agent shall act upon and in compliance with the written instructions of the Secured Party delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Collateral Agent shall not act in accordance with any instructions (i) that are not authorized by, or are in violation of the provisions of, this Agreement,
(ii) that are in violation of any applicable law, rule or regulation or
(iii) for which the Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, except where this Agreement provides that the Collateral Agent is permitted to act only following and in accordance with such instructions.

     Section 4.02.  Performance of Duties.  The Collateral Agent shall
                    ---------------------
have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents or, subject to Section 4.01 above, as directed by the Secured Party in accordance with this Agreement.

     Section 4.03.  Limitation on Liability.  Neither the Collateral Agent
                    -----------------------
nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible for the validity, effectiveness, value, sufficiency, or enforceability against the Depositor of this Agreement or any of the Collateral (or any part thereof). Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Depositor or the Secured Party for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for the negligence or willful misconduct of the Collateral Agent, and, further, shall incur no liability to the Secured Party except for negligence or willful misconduct in carrying out its duties to the Secured Party. Subject to Section 4.04, the Collateral Agent shall be protected and shall incur no liability to any party in relying upon the accuracy, acting in reliance upon the contents and assuming the genuineness of any notice, demand, certificate, signature, instrument, or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents. The Collateral Agent may consult with counsel and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Agreement or to follow any direction from the Secured Party unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities that might be incurred by it.

     Section 4.04.  Reliance upon Documents.  In the absence of bad faith
                    -----------------------
or negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

     Section 4.05.  Successor Collateral Agent.  (a)  Merger.  Any Person
                    --------------------------
into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become the successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges, and other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Secured Party in the Collateral.

     (b) Resignation. The Collateral Agent and any successor Collateral Agent may resign only (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Collateral Agent or
(ii) with the prior written consent of the Depositor. The Collateral Agent shall give not less than 60 days' prior written notice of any such permitted resignation by registered or certified mail to the Secured Party and the Depositor; provided, that such resignation shall take effect only upon the date that is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof and
(iii) receipt by the Depositor of an Opinion of Counsel to the effect described in Section 5.02. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above, no successor Collateral Agent or temporary successor Collateral Agent has been appointed Collateral Agent or become the Collateral Agent pursuant to subsection (d) hereof, the resigning Collateral Agent may petition a court of competent jurisdiction in New York, New York for the appointment of a successor.

     (c) Removal. The Collateral Agent may be removed by the Depositor at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent and the Secured Party. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date that is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in
Article II hereof and (iii) receipt by the Depositor of an Opinion of Counsel to the effect described in Section 5.02.

     (d) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Secured Party and the Depositor an instrument in writing accepting such appointment hereunder, and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Collateral Agent to be held in accordance with the procedures specified in Article II hereof, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties, and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of the Secured Party or the Depositor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Depositor or the Secured Party is reasonably required by a successor Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties, and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Depositor or the Secured Party, as applicable. The instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Collateral Agent or to perfect or continue the perfection of the security interests granted hereunder.


     Section 4.06.  Indemnification.  The Depositor shall indemnify the
                    ---------------
Collateral Agent, its directors, officers, employees and agents for, and hold the Collateral Agent, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim or liability) arising out of or in connection with the Collateral Agent's acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the negligence, bad faith or willful misconduct of the Collateral Agent or its directors, officers, employees or agents. The obligation of the Depositor under this Section shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent. The Collateral Agent covenants and agrees that the obligations of the Depositor hereunder and under Section 4.07 shall be limited to the extent provided in Section 2.06, and further covenants not to take any action to enforce its rights to indemnification hereunder with respect to the Depositor and to payment under Section 4.07 except in accordance with the provisions of Section 7.05, or otherwise to assert any Lien or take any other action in respect of the Collateral or the assets of the Trust.

     Section 4.07.  Compensation and Reimbursement.  The Depositor agrees
                    ------------------------------
for the benefit of the Secured Party and as part of the Secured Obligations (a) to pay to the Collateral Agent, from time to time, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee); and (b) to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or in carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, any independent certified public accountants and independent counsel), except any expense, disbursement or advance as may be attributable to negligence, bad faith or willful misconduct on the part of the Collateral Agent.

     Section 4.08.  Representations and Warranties of the Collateral
                    ------------------------------------------------
Agent.  The Collateral Agent represents and warrants to the Depositor and
- -----
to the Secured Party as follows:

          (a) Due Organization. The Collateral Agent is a ____________ banking corporation, duly organized, validly existing and in good standing under the laws of the State of _____________, and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

          (b) Corporate Power. The Collateral Agent has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Collateral Agent hereunder.

          (c) Due Authorization. The execution and delivery by the Collateral Agent of this Agreement and the other Basic Documents to which it is a party and the performance by the Collateral Agent of its duties hereunder and thereunder have been duly authorized by all necessary corporate proceedings, and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Agreement and the other Basic Documents.

          (d) Valid and Binding Agreement. The Collateral Agent has duly executed and delivered this Agreement and each other Basic Document to which it is a party, and each of this Agreement and each such other Basic Document constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorgan-ization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 4.09.  Waiver of Setoffs.  The Collateral Agent hereby
                    -----------------
expressly waives any and all rights of setoff that the Collateral Agent may otherwise at any time have under applicable law with respect to the Accounts and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.


                                  ARTICLE V.

                          COVENANTS OF THE DEPOSITOR

     Section 5.01.  Preservation of Collateral.  Subject to the rights,
                    --------------------------
powers and authorities granted to the Collateral Agent in this Agreement, the Depositor shall take such action as is necessary and proper with respect to the Collateral in order to preserve and maintain such Collateral and to cause (subject to the rights of the Secured Party) the Collateral Agent to perform its obligations with respect to such Collateral as provided herein. The Depositor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary to perfect the Security Interest granted hereunder in the Collateral, to ensure that such Security Interest ranks prior to all other Liens and to preserve the priority of the Security Interest and the validity and enforceability thereof. Upon any delivery or substitution of Collateral, the Depositor shall be obligated to execute such documents and perform such actions as are necessary to create in the Collateral Agent for the benefit of the Secured Party a valid first Lien on, and valid and perfected, first priority security interest in, the Collateral so delivered and to deliver such Collateral to the Collateral Agent free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by the Secured Party or the Collateral Agent (including its agents) or otherwise in connection with such delivery.

     Section 5.02.  Opinions as to Collateral.  Not less than 10 days
                    -------------------------
prior to each date on which the Depositor proposes to take any action contemplated by Section 5.06, the Depositor shall, at its own cost and expense, furnish to the Secured Party and the Collateral Agent an Opinion of Counsel stating that, in the opinion of such counsel, either (a) such action has been taken with respect to the execution and filing of any financing statements and continuation statements and other actions as are necessary to perfect, maintain and protect the lien and security interest of the Collateral Agent (and the priority thereof), on behalf of the Secured Party, with respect to the Collateral against all creditors of and purchasers from the Depositor and reciting the details of such action, or
(b) no such action is necessary to maintain such perfected lien and security interest. Such Opinion of Counsel shall further describe each execution and filing of any financing statements and continuation statements and such other actions as will, in the opinion of such counsel, be required to perfect, maintain and protect the lien and security interest of the Collateral Agent, on behalf of the Secured Party, with respect to the Collateral against all creditors of and purchasers from the Depositor for a period specified in such Opinion that shall end earlier than eighteen months from the date of such Opinion.

     Section 5.03.  Notices.  In the event that the Depositor acquires
                    -------
knowledge of the occurrence and continuance of any event of default or like event, howsoever described or called, under any of the Basic Documents, the Depositor shall immediately give notice thereof to the Collateral Agent and the Secured Party.

     Section 5.04.  Waiver of Stay or Extension Laws.  The Depositor
                    --------------------------------
covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement; and the Depositor, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.05.  Noninterference, etc.  The Depositor shall not (i)
                    ---------------------
waive or alter any of its rights under the Collateral (or any agreement or instrument relating thereto) without the prior written consent of the Secured Party; or (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral or to defend any action, if such failure to pay or defend might adversely affect the priority or enforceability of the Depositor's right, title or interest in and to the Collateral or the Collateral Agent's lien on, and security interest in, the Collateral for the benefit of the Secured Party; or (iii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Basic Documents.

     Section 5.06.  Depositor Changes.   (a)  Change in Name, Structure,
                    -----------------
etc. The Depositor shall not change its name, identity or corporate structure unless it shall have given the Secured Party and the Collateral Agent at least 10 days' prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto, and shall have delivered to the Collateral Agent and the Secured Party an Opinion of Counsel of the type described in Section 5.02.

     (b) Relocation of the Depositor. The Depositor shall not change the location of its principal executive office unless it gives the Secured Party and the Collateral Agent at least 10 days' prior written notice of such relocation. If the Depositor relocates its principal executive office or principal place of business from 570 Lake Cook Road, Suite 126B, Deerfield, IL 60015, the Depositor shall give prior notice thereof to the Collateral Agent and shall effect whatever appropriate recordations and filings are necessary and shall provide an Opinion of Counsel to the Collateral Agent to the effect that, upon the recording of any necessary assignments or amendments to previously recorded assignments and the filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements and the taking of such other actions as may be specified in such opinion, the security interests in the Collateral shall remain, after such relocation, valid and perfected.


                                 ARTICLE VI.

                            REMEDIES UPON DEFAULT

     Section 6.01.  Remedies upon a Default.  If an event of default or
                    -----------------------
similar event has occurred and is continuing, the Collateral Agent shall, at the direction of the Secured Party, take whatever action at law or in equity as may appear necessary or desirable in the judgment of the Secured Party to collect and satisfy all outstanding Secured Obligations, including foreclosure upon the Collateral and all other rights available to secured parties under applicable law, or to enforce performance and observance of any obligation, agreement or covenant under any of the Basic Documents.

     Section 6.02.  Restoration of Rights and Remedies.  If the Collateral
                    ----------------------------------
Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Collateral Agent, then and in every such case, the Depositor, the Collateral Agent and the Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Party shall continue as though no such proceeding had been instituted.

     Section 6.03.  No Remedy Exclusive.  No right or remedy herein
                    -------------------
conferred upon or reserved to the Collateral Agent or the Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.


                                 ARTICLE VII.

                                MISCELLANEOUS

     Section 7.01.  Further Assurances.  Each party hereto shall take such
                    ------------------
action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.

     Section 7.02.  Waiver.  Any waiver by any party of any provision of
                    ------
this Agreement or of any right, remedy or option hereunder shall only prevent and stop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances or in a course of dealing upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of the right to require the performance of any such term or provision, but the same shall continue in full force and effect.

     Section 7.03.  Amendments; Waivers.  No amendment, modification,
                    -------------------
waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and each Rating Agency shall have confirmed in writing that such amendment will not cause a reduction or withdrawal of a rating of the Certificates.

     Section 7.04.  Severability.  In the event that any provision of this
                    ------------
Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties or in jurisdictions or circumstances other than those to whom or in which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent or the Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or the Secured Party to pursue any other remedy available to it (subject, however, to the provisions of this Agreement limiting such remedies).

     Section 7.05.  Nonpetition Covenant.  Notwithstanding any prior
                    --------------------
termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the date on which the Certificate Balance has been reduced to zero, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Depositor or the Trust under a federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or the Trust or all or any part of its property or assets, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust. The parties agree that damages would be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

     Section 7.06.  Notices.  All notices, demands, certificates,
                    -------
requests, and communications hereunder ("notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, by registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one business day after delivery to an overnight courier or (c) on the date personally delivered to an Authorized Officer of the party to which sent or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

          (i)  If to the Depositor:

               First Merchants Auto Receivables
                 Corporation ( )
               570 Lake Cook Road, Suite 126B
               Deerfield, IL  60015
               Attention: ________________________

               Telecopier No.: (847) 948-9303


          (ii) If to the Trustee:

               __________________________________
               __________________________________


               __________________________________
               Attention:________________________

               Telecopier No.: ___________________

          (iii)     If to the Collateral Agent:

               __________________________________
               __________________________________
               __________________________________
               Attention:________________________

               Telecopier No.: __________________

          (iv) If to the Rating Agencies:

               __________________________________
               __________________________________
               __________________________________

               Telecopier No.: ___________________

A copy of each notice given hereunder to any party hereto shall also be given to (without duplication) the Depositor, the Trustee and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

     Section 7.07.  Term of this Agreement.  This Agreement shall take
                    ----------------------
effect on the Closing Date and shall continue in effect until the Distribution immediately following the termination of the Funding Period. On such date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate, and the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Depositor in respect of the Secured Obligations or otherwise under this Agreement shall be released to and in favor of the Depositor; provided that the provisions of Sections 4.06, 4.07 and 7.05 shall survive any termination of this Agreement and the release of any Collateral upon such termination.

     Section 7.08.  Assignments; Third-Party Rights.  This Agreement shall
                    -------------------------------
be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns and (ii) inure to the benefit of the Secured Party and be enforceable by the Collateral Agent and by their respective successors, transferees and assigns. The Depositor may not assign this Agreement or delegate any of its duties hereunder without the prior written consent of the Secured Party.

     Section 7.09.  Trial by Jury Waived.  Each of the parties hereto
                    --------------------
waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement, any of the other Basic Documents or any of the transactions contemplated hereunder or thereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the other Basic Documents to which it is a party, by among other things, this waiver.

     Section 7.10.  Governing Law.  This Agreement shall be governed by
                    -------------
and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with, the laws of the State of New York.

     Section 7.11.  Consents to Jurisdiction.  Each of the parties hereto
                    ------------------------
irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the state of New York located in the City of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Basic Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Basic Documents or the subject matter hereof or thereof may not be litigated in or by such courts.

     Section 7.12.  Counterparts.  This Agreement may be executed in two
                    ------------
or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 7.13.  Headings.  The headings of sections and paragraphs and
                    --------
the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

                              FIRST MERCHANTS AUTO RECEIVABLES
                                CORPORATION ( )
                                   as Depositor



                              By:
                                 ---------------------------
                                   Name:
                                   Title:


                              _____________________________,
                                   as Trustee



                              By:
                                 ---------------------------
                                   Name:
                                   Title:



                              _____________________________,
                                   as Collateral Agent



                              By:
                                 ---------------------------
                                   Name:
                                   Title: